Exhibit 10.7

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of [●], 20[●] by and between Motorsport Games Inc., a Delaware corporation (the “Company”), and [●] (“Indemnitee”).

WHEREAS, Indemnitee is [a director/an officer] of the Company [/the Company expects Indemnitee to join the Company as [a director/an officer]];

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company desires to attract and continue to retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

WHEREAS, Section 145 of the Delaware General Corporation Law (“DGCL”) sets forth provisions providing for the mandatory and permissive indemnification of, and advancement of Expenses to, officers and directors of a Delaware corporation and are specifically not exclusive of other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

WHEREAS, the Company would like for Indemnitee to exercise his or her best judgment in the performance of his or her duties or in his or her service to the Company or any of its subsidiaries or any other business entity or employee benefit plan to which Indemnitee renders services at the request of the Company, without undue concern for claims for damages arising out of or related to the performance of those duties or for Expenses related to such claims; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against Personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws (the “Bylaws”), and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation and/or Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation or Bylaws or any change in the composition of the Company’s Board of Directors or any transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by applicable law and as set forth in this Agreement, and, to the extent directors’ and officers’ insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, to induce Indemnitee to serve the Company and in consideration of these premises and the mutual agreements set forth in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) “Agreement” shall mean this Indemnification Agreement as, from time to time, amended hereafter.

(b) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c) “Board of Directors” shall means the Board of Directors of the Company.

(d) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest;

(iii) The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Surviving Entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such Surviving Entity; and

(iv) The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

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(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(f) The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including reasonable fees and expenses of attorneys, reasonable fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines, penalties (whether civil, criminal, or other), ERISA excise taxes assessed on a Person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award, or settlement, including any interest, assessments, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, settlement, mediation, arbitration and appeal of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the Person receiving advance written approval by the Company to participate in such interviews or depositions, (v) responding to, or objecting to, a request to provide discovery in any Proceeding, and (vi) establishing or enforcing a right to indemnification under this Agreement, the Certificate of Incorporation, the Bylaws, applicable law, or otherwise. Expenses shall also include any federal, state, local, and foreign taxes imposed on such Person as a result of the actual or deemed receipt of any payments under this Agreement.

(g) “Indemnifiable Event” means any event or occurrence, whether occurring before, on, or after the date of this Agreement, related to or arising out of the fact that Indemnitee is or was serving in an Official Capacity, or by reason of an action or inaction by Indemnitee in any such Official Capacity, whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity and whether or not serving in any Official Capacity at the time any Expenses are incurred for which indemnity can be provided under this Agreement.

(h) “Independent Counsel” shall mean a law firm, or a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and legal defense and neither presently is, nor in the five (5) years prior to its selection has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and Expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses arising out of or relating to this Agreement or its engagement pursuant hereto.

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(i) “Official Capacity” means (i) serving as a director or officer of the Company, or (ii) while serving as a director or officer of the Company, serving at the request of the Company as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of an Other Enterprise.

(j) “Other Enterprise” means another corporation, partnership, limited liability company, joint venture, trust, association or other enterprise, whether for profit or not-for-profit, including any subsidiaries of the Company, any entities formed by the Company and any employee benefit plans maintained or sponsored by the Company where Indemnitee is serving at the request of the Company in any capacity.

(k) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(l) The term “Proceeding” shall be broadly construed and shall include any threatened, asserted, pending, or completed action, suit, claim, counterclaim, cross-claim, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism, or any other threatened, asserted, pending, or completed proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by Indemnitee to enforce Indemnitee’s rights to indemnification or Expense Advances (as defined herein) under this Agreement or any provision of the Certificate of Incorporation, the Bylaws, the DGCL, or other applicable law.

(m) The term “serving at the request of the Company” shall include any service to the Company or an Other Enterprise by Indemnitee in Indemnitee’s Official Capacity at the request of, for the convenience of, or to represent the interests of, the Company or any subsidiary of the Company, including, but not limited to, service by Indemnitee in Indemnitee’s Official Capacity with respect to an employee benefit plan, its participants, or beneficiaries. For the purposes of this Agreement, Indemnitee’s service in Indemnitee’s Official Capacity to the Company or an Other Enterprise shall be presumed to be “serving at the request of the Company,” unless it is conclusively determined to the contrary by a majority vote of the directors of the Company, excluding, if applicable, Indemnitee. With respect to such determination, it shall not be necessary for Indemnitee to show any actual or prior request by the Company or its Board of Directors for such service to the Company or an Other Enterprise.

(n) “Surviving Entity” shall mean the surviving entity in a merger or consolidation or any entity that controls, directly or indirectly, such surviving entity.

2. Indemnification.

(a) Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, if Indemnitee is or was a party or is threatened to be made a party to or is otherwise involved in (e.g., as a witness) any Proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) arising by reason of (or arising in part out of) an Indemnifiable Event against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue, or matter therein if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation and Bylaws, vote of its stockholders or disinterested directors, or applicable law.

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(b) Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, if Indemnitee was or is a party or is threatened to be made a party to or is otherwise involved in (e.g., as a witness) any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor arising by reason of (or arising in part out of) an Indemnifiable Event against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue, or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that a court of competent jurisdiction in which such Proceeding is or was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

(c) Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding referred to in Section 2(a) or Section 2(b) or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section 2(c) and without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter. Without limiting the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

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(d) For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to, to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof, and the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance, to the extent not prohibited by applicable law and except with respect to any Proceeding for which indemnification is excluded pursuant to Section 8 of this Agreement, all Expenses actually and reasonably incurred by or on behalf of Indemnitee (“Expense Advances”) in connection with any Proceeding referred to in Section 2(a) or (b) hereof promptly and, in any event, no later than (10) calendar days after receipt by the Company of a written statement requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, which statement shall reasonably evidence the Expenses incurred or to be incurred by Indemnitee or on Indemnitee’s behalf. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking by Indemnitee pursuant to which Indemnitee to repay the advanced amounts if it is ultimately determined by final judicial decision from which there is no further right of appeal that Indemnitee is not entitled to be indemnified by the Company for such amounts pursuant to this Agreement or under applicable law. Expense Advances shall be unsecured and shall bear no interest. The Company shall make Expense Advances under this Section 3(a) without regard to (i) Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement, (ii) Indemnitee’s financial ability to make repayment, (iii) any preliminary evaluation or assertion by the Company, the Board, or any committee thereof regarding the merits of the underlying Proceeding or the conduct of Indemnitee, or (iv) any ongoing internal investigation or corporate dispute. Except as set forth in this Section 3(a), the Company shall not impose on Indemnitee additional conditions to Expense Advances or require from Indemnitee additional undertakings regarding repayment. Expense Advances shall include any and all reasonable Expenses incurred by or on behalf of Indemnitee to exercise, or pursue an action to enforce, its right of advancement of Expenses pursuant to this Agreement or any provision of the Certificate of Incorporation, the Bylaws, the DGCL, or other applicable law, including Expenses incurred preparing and forwarding statements to the Company to support the advancements claimed.

(b) Request for Indemnification; Notice of a Proceeding. To request indemnification under this Agreement, Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding for which indemnification is or will be sought under this Agreement, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to such indemnification. Notice to the Company shall be directed to the Chief Executive Officer or Chief Financial Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Such notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise, notice shall be deemed received when such notice shall actually be received by the Company.

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(c) Procedure.

(1) The Company shall render a determination on Indemnitee’s entitlement to indemnification promptly and, in any event, no later than ten (10) calendar days after receipt by the Company of the written notification by Indemnitee of a Proceeding and that indemnification is being sought in connection therewith, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to such indemnification unless with respect to such requests the Company determines within such ten (10) day period that Indemnitee did not meet the applicable standard of conduct or that indemnification is not required under Section 8 below. The failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding. Upon written request by Indemnitee for indemnification in accordance with this Agreement, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods: (i) if a Change in Control shall have occurred, solely by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, unless Indemnitee requests in writing that such determination be made as though no Change in Control has occurred; or (ii) if a Change in Control shall not have occurred: (a) by a majority vote of the directors of the Company who are not at that time parties to the Proceeding in question (“disinterested directors”), even though less than a quorum; (b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum; (c) if there are no such disinterested directors, or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (d) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question. Any determination by the Company (including by its directors, stockholders, any Independent Counsel, or otherwise that the Indemnitee is entitled to indemnification shall be conclusive and binding on the Company and the Indemnitee, including in any judicial proceeding commenced pursuant to Section 3(d). Payment in full to Indemnitee of indemnification shall be made promptly, but no later than ten (10) calendar days after a determination has been made that Indemnitee is entitled to indemnification. The Company agrees that all costs incurred by the Company in making the determination under this Section 3(c)(1) shall be borne solely by the Company, including, but not limited to, the costs of legal counsel (including any Independent Counsel serving under this Section 3(c)(1)), proxy solicitations and judicial determinations.

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(2) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(c)(1) hereof, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. The Company may, within ten (10) calendar days after such written notice of selection shall have been given, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements to serve as Independent Counsel, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is so made, the counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction in Delaware has determined that such objection is without merit. If, within twenty (20) calendar days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 3(c)(1) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, Indemnitee may petition a court of competent jurisdiction in Delaware for resolution of any objection which shall have been made by the Company to Indemnitee’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 3(c)(1) hereof. Upon the due commencement of any judicial Proceeding or arbitration pursuant to Section 3(d) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) Enforcement of Rights. If (i) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (ii) Expense Advances are not timely made by the Company pursuant to Section 3, (iii) no determination of Indemnitee’s entitlement to indemnification is made within thirty (30) calendar days after receipt of the request pursuant to Section 3(c)(1), or (iv) payment of indemnification is not made in full by the Company within ten (10) calendar days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee may, but need not, at any time thereafter seek an adjudication of its rights to such indemnification or Expense Advances, subject to Section 8 of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Indemnitee shall be entitled to receive interim Expense Advances pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 3(d). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. In the event that a determination shall have been made pursuant to this Agreement that Indemnitee is not entitled to indemnification, any judicial Proceeding or arbitration commenced pursuant to this Section 3(d) shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a determination shall have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial Proceeding or arbitration commenced pursuant to this Agreement, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial Proceeding or arbitration commenced pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

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(e) Cooperation by Indemnitee. Indemnitee shall reasonably cooperate with the Company with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons making the determination of Indemnitee entitlement to Indemnification, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(f) Indemnification for Expenses of the Indemnitee in Enforcing its Rights. It is the intent of the Company that, to the fullest extent permitted by applicable law, Indemnitee shall not be required to incur legal fees or other Expenses associated with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, to the fullest extent permitted by applicable law, the Company shall also indemnify, or cause the indemnification of, the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall advance such Expenses to the Indemnitee subject to and in accordance with Sections 3(a) which are actually and reasonably incurred by Indemnitee in connection with any Proceeding brought by the Indemnitee for (i) enforcement of its rights to indemnification or an Expense Advance by the Company under any provision of this Agreement, under any other agreement that the Indemnitee is a party to, or under any provision of the Certificate of Incorporation, the Bylaws, the DGCL, or other applicable law now or hereafter in effect, in each case, relating to the Indemnitee’s rights to indemnification or Expense Advance, and/or (ii) recovery under any directors’ and officers’ liability or other insurance policies maintained by the Company, regardless of, in the case of (i) or (ii), whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

(g) Reliance on Reports. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on Indemnitee’s good faith reliance on the records and/or books of account of the Company or an affiliate, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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(h) Presumption in Favor of Indemnitee; Burden of Proof. In making any determination with respect to entitlement to indemnification hereunder, the Person or Persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and has, at all times, acted in good faith. Any Person seeking to overcome this presumption shall have the burden of proof and the burden of persuasion and indemnification shall be denied only if such Person proves by clear and convincing evidence that Indemnitee is not entitled to indemnification.

(i) Effect of Termination of Proceedings. The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(j) Assumption of Defense and Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to make Expense Advances in connection with any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, upon the delivery to Indemnitee of written notice of its election so to do. Notwithstanding the foregoing, the Company shall not be permitted to settle any action or claim on behalf of Indemnitee in any manner which would impose any liability or penalty on Indemnitee that is not indemnified hereunder or require any acknowledgment of wrongdoing on the part of Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld or delayed. After delivery of such notice, approval of such counsel by Indemnitee, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company; (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense; or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and Expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii)(B) above. Notwithstanding the foregoing, following a Change in Control, Indemnitee shall have the absolute right to select separate counsel of Indemnitee’s sole choosing to represent Indemnitee in any Proceeding. The Company hereby waives any right to object to Indemnitee’s selection of counsel, and all fees and Expenses of such counsel shall be deemed per se reasonable Expenses for all purposes under this Agreement.

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4. Additional Indemnification Rights; Non- Exclusivity; Contribution.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the Bylaws or statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Non-Exclusivity. The rights to indemnification and to receive Expense Advances provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of the Company’s stockholders or disinterested directors, the DGCL or other applicable law, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any covered Proceeding.

(c) Contribution.

(i) Whether or not the indemnification provided in Section 2 hereof is available, in respect of any threatened, pending, or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee;

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(ii) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which they may be required to be considered by law. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive;

(iii) The Company hereby agrees fully to indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee; and

(iv) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses actually and reasonably incurred by or on behalf of Indemnitee in the investigation, defense, appeal, or settlement of any civil or criminal Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. Primacy of Indemnification. The Company hereby agrees (i) that it is the primary indemnitor of first resort relative to any claim for indemnification or advancement of Expenses arising out of Indemnitee’s Official Capacity, and any obligation of any other Person to advance Expenses or to provide indemnification for the same Expenses incurred by Indemnitee are secondary; and (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against any other Person.

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7. Directors’ and Officers’ Liability Insurance.

(a) The Company shall maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, subject to any other obligation or agreement to maintain such insurance, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

(b) If, at the time of the receipt of a notice of a Proceeding pursuant to this Agreement, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Expenses incurred or to be incurred, and liability incurred, by the Indemnitee with respect to such Proceeding, in accordance with the terms of the applicable insurance policies.

8. Exceptions. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or Expense Advances pursuant to this Agreement (a) in connection with any Proceeding (or any part of any Proceeding) voluntarily initiated by the Indemnitee (other than any cross-claim, counterclaim or affirmative defense asserted by the Indemnitee in an action brought against Indemnitee), including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company, any entity that the Company controls, any of the directors, officers, or employees thereof, other indemnitees or any third party, unless (i) the Company has joined in or the Board of Directors of the Company has authorized or consented to the initiation of such Proceeding, (ii) it is a Proceeding brought by Indemnitee under Section 3(d) to adjudicate its rights to indemnification or Expense Advances under this Agreement, (iii) the Company provides the indemnification or Expense Advances, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iv) otherwise made under Section 145 of the DGCL, or (v) otherwise required by applicable law, (b) if a final adjudication by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law, (c) on account of any Proceeding for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (d) on account of any Proceeding for any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), or (e) as limited by Section 14 of this Agreement.

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9. Construction of Certain Phrases. For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

10. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was serving in an Official Capacity at the Company, or was serving at the request of the Company at an Other Enterprise, at the time such act or omission occurred. The Company’s obligations hereunder shall continue as to Indemnitee if he or she ceases to serve in an Official Capacity.

11. Attorneys’ Fees. In the event that any Proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and Expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such Proceeding, unless as a part of such Proceeding, a court of competent jurisdiction in Delaware determines that each of the material assertions made by Indemnitee as a basis for such Proceeding were not made in good faith or were frivolous. In the event of a Proceeding instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and Expenses, including attorneys’ fees, incurred by Indemnitee in defense of such Proceeding (including with respect to Indemnitee’s counterclaims and crossclaims made in such Proceeding), unless, as a part of such Proceeding, the court determines that each of Indemnitee’s material defenses to such Proceeding were made in bad faith or were frivolous.

12. No Rights of Continued Service. This Agreement shall not be deemed to constitute an agreement of employment nor shall it impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

13. More Favorable Indemnification Agreements. In the event the Company or any of its subsidiaries enters into an indemnification agreement with another director, officer, agent, fiduciary, or manager of the Company or any of its subsidiaries containing a term or terms more favorable to Indemnitee than the terms contained herein (as reasonably determined by Indemnitee), Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.

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14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnified hereunder if and to the extent that Indemnitee has otherwise actually received payment (whether under any statute, insurance policy, any provision of the Bylaws, any provision of the Certificate of Incorporation, any contract, any stockholder vote, or otherwise) of the amounts otherwise indemnifiable hereunder. The Company’s obligation of indemnification or Expense Advances hereunder to Indemnitee who is or was serving at the request of the Company at an Other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Person.

15. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other Persons, and Indemnitee shall execute all documents reasonably required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

16. Irrevocable Vested Contract Rights. The rights conferred upon Indemnitee under this Agreement are irrevocable contract rights that vest fully upon Indemnitee’s execution of this Agreement. No amendment, alteration, repeal, or termination of this Agreement, or of any provision of the Certificate of Incorporation or Bylaws of the Company, shall limit or diminish any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Official Capacity prior to such amendment, alteration, repeal, or termination.

17. Noninterference. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement of Expenses or other obligations under this Agreement.

18. Access to Information. Indemnitee shall be entitled to access such information in the possession of the Company as may be reasonably necessary to enforce Indemnitee’s rights under this Agreement.

19. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of law of such State or any other jurisdiction.

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(b) Exclusive Jurisdiction. The Company and Indemnitee each hereby irrevocably and unconditionally agrees that any Proceeding arising out of or relating to this Agreement shall be brought, heard, and determined exclusively in the Court of Chancery of the State of Delaware (or, solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state court located within the State of Delaware, or the United States District Court for the District of Delaware).

(c) Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided herein. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever by any court of competent jurisdiction (a) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held to be invalid, illegal, or unenforceable, and (c) the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable provisions of this Agreement that shall not have been held to be invalid, illegal, or unenforceable.

(d) Specific Performance. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable, and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that, by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of a bond or undertaking.

(e) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement, including, but not limited to, any previous forms of directors’ and officers’ indemnification agreements adopted by the Board and/or entered into by the Company with Indemnitee; provided, however, that this Agreement is supplemental to and in furtherance of the rights provided to, or for the benefit of Indemnitee, by the Certificate of Incorporation, the Bylaws, the DGCL, and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

(f) Modification; Waiver. No supplement, modification, or amendment of this Agreement, nor any waiver of any rights under this Agreement, shall be binding and effective unless in writing and signed by both of the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

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(g) Construction. This Agreement is the result of negotiations between, and has been reviewed by, each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Notices. Unless otherwise provided in this Agreement, any notice, demand or request required or permitted to be given under this Agreement to the Company shall be in writing and shall be deemed sufficient when directed to the Chief Executive Officer or Chief Financial Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing) and when delivered personally or three (3) business days after being postmarked, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same instrument.

(j) Successors and Assigns; Mandatory Assumption. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, corporate restructuring, or otherwise to all, substantially all or a substantial part of the business or assets of the Company. This Agreement shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives, executives and administrators. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(k) No Third-Party Beneficiaries. No parties other than Indemnitee or the Company (and their successors and assigns as provided above) are entitled to rely upon this Agreement and enforce the Company’s or Indemnitee’s obligations hereunder.

(l) Conflict With Governing Documents. To the fullest extent permitted by applicable law, in the event of a conflict between the terms of this Agreement and the terms of the Certificate of Incorporation or the Bylaws, the terms of this Agreement shall prevail.

[Remainder of page intentionally left blank; signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MOTORSPORT GAMES INC.	INDEMNITEE

By:	Signature:
Name:	Print Name:
Title:	Date:
Address:	Address:

Signature Page to Indemnification Agreement

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